Exhibit 5.1

Mourant Ozannes (Cayman) LLP 94 Solaris Avenue Camana Bay PO Box 1348 Grand Cayman KY1-1108 Cayman Islands T +1 345 949 4123 F +1 345 949 4647

Ticketplus Ltd.

c/o Mourant Governance Services (Cayman) Limited

94 Solaris Avenue

Camana Bay

PO Box 1348

Grand Cayman KY1-1108

Cayman Islands

Date | 10 August 2026

Our ref | 8075680/258021238/3

Re: Ticketplus Ltd. (the Company)

We have acted as Cayman Islands legal advisers to the Company in connection with the Company’s registration statement on Form S-8 (the Registration Statement, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) filed with the U.S. Securities and Exchange Commission (the Commission) under the U.S. Securities Act of 1933, as amended, relating to the registration of securities issuable pursuant to the Company’s 2026 Equity Incentive Plan (the Plan), namely 2,000,000 ordinary shares in the Company with a par value of US$0.0001 each (the Shares).

1.	Documents reviewed

For the purposes of this opinion letter, we have reviewed a copy of each of the following documents:

(a)	the certificate of incorporation of the Company dated 3 December 2025;

(b)	the amended and restated memorandum and articles of association of the Company adopted by special resolution of the Company’s shareholders dated 2 July 2026 (the M&A);

(c)	a copy of the Company’s register of directors and officers that was provided to us by the Company on 7 August 2026 and a certificate from a director of the Company dated 7 August 2026 (together with the M&A, and the Certificate of Good Standing (defined below), the Company Records);

(d)	written resolutions of the board of directors of the Company dated 16 March 2026, 27 May 2026, 11 June 2026, 30 June 2026, 10 July 2026 and 21 July 2026 approving (among other things) the offering and issue of the Shares (the Board Resolutions) and written resolutions of the shareholders of the Company dated 16 March 2026, 27 May 2026 and 2 July 2026 (together with the Board Resolutions, the Resolutions);

(e)	a certificate of good standing dated 6 August 2026, issued by the Registrar of Companies (the Registrar) in the Cayman Islands (the Certificate of Good Standing);

(f)	the Plan; and

(g)	the Registration Statement.

2.	Assumptions

In giving this opinion, we have assumed (and have not independently verified) that:

2.1	each document examined by us, whether it is an original or copy, is (along with any date, signature, initial, stamp or seal on it) genuine and complete, up-to-date and (where applicable) in full force and effect;

2.2	where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of the draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3	the factual representations made in the documents reviewed by us are accurate and complete in all respects;

2.4	each director of the Company (and any alternate director) has disclosed to each other director any interest of that director (or alternate director) in the transactions contemplated by the Registration Statement in accordance with the M&A;

2.5	the Resolutions were duly passed, are in full force and effect and except as expressly stated therein have not been amended, varied, revoked or superseded in any respect;

2.6	none of our opinions will be affected by the laws or public policy of any foreign jurisdiction;

2.7	the directors of the Company have not exceeded any applicable allotment authority conferred on the directors by the shareholders;

2.8	the Registration Statement and the prospectus contained therein are valid and binding under the laws of the United States of America and the Registration Statement has been duly filed with the Commission;

2.9	the Company Records were, when reviewed by us, and remain at the date of this opinion accurate and complete;

2.10	there is nothing under any law (other than the laws of the Cayman Islands) which would or might affect the opinions set out below;

2.11	upon issue of the Shares, the Company will receive in full the consideration for which the Company agreed to issue the Shares, which shall be equal to at least the par value thereof; and

2.12	the Company will have sufficient authorised but unissued share capital to issue each Share.

3.	Opinion

Based upon the foregoing and subject to the qualifications and limitations set out below and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	Status: the Company is incorporated under the Companies Act (as amended) of the Cayman Islands (the Companies Act), validly exists under the laws of the Cayman Islands as an exempted company and is in good standing with the Registrar.

3.2	Authorised share capital: based solely on our review of the M&A, the authorised share capital of the Company is US$35,000 divided into 300,000,000 ordinary shares with a par value of US$0.0001 each, and 50,000,000 preferred shares with a par value of US$0.0001 each.

3.3	Issue of Shares: the issue and allotment of the Shares has been duly authorised and when allotted, issued and paid for in accordance with the Plan and the Board Resolutions, the Shares will be legally issued and allotted, fully paid and non-assessable. As a matter of Cayman Islands law, a share is only issued when it has been entered in the register of members (shareholders).

4.	Qualifications and limitations

This opinion is subject to the following qualifications and limitations:

4.1	This opinion:

(a)	is limited to the matters expressly stated in it;

(b)	is given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion; and

(c)	only relates to the laws of the Cayman Islands which are in force on the date of this opinion.

4.2	We have made no investigation of, and express no opinion with respect to, the laws of any jurisdiction other than the Cayman Islands or the effect of any document under those laws. In particular, we express no opinion as to the meaning or effect of any foreign statutes referred to in any document referred to in this opinion. For the purposes of this opinion, we have only examined the documents listed in paragraph 1 above. We have not examined any term or document incorporated by reference, or otherwise referred to, whether in whole or part, in any document and we offer no opinion on any such term or document.

4.3	Under Cayman Islands law, the register of members (shareholders) is prima facie evidence of title to shares and this register would not necessarily record a third party interest in such shares. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. As far as we are aware, such applications are rarely made in the Cayman Islands and for the purposes of the opinion given in paragraph 3.3, there are no circumstances or matters of fact known to us on the date of this opinion which would properly form the basis for an application for an order for rectification of the register of members of the Company, but if such an application were made in respect of the Shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

4.4	Under Cayman Islands law, good standing means only that, as of the date of issue of the Certificate of Good Standing, the Company has paid all fees and penalties under the Companies Act and is not, to the Registrar’s knowledge, in default under the Companies Act. To maintain the Company in good standing, the Company:

(a)	must pay all fees and penalties under the Companies Act; and

(b)	must not be, to the Registrar’s knowledge, in default under the Companies Act.

4.5	In this opinion the phrase non-assessable means, with respect to a share in the Company, that a member shall not, solely by virtue of its status as a member, be liable for additional assessments or calls on the share by the Company or its creditors (except in exceptional circumstances and subject to the Company’s memorandum and articles of association, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

5.	Governing law

This opinion and any non-contractual obligations arising out of it, are governed by, and to be interpreted in accordance with, laws in force in the Cayman Islands on the date of this opinion.

6.	Consent

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully

/s/ Mourant Ozannes (Cayman) LLP

Mourant Ozannes (Cayman) LLP

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